As filed with the Securities and Exchange Commission on July 25, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KERR-McGEE CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	Kerr-McGee Center Oklahoma City, Oklahoma 73125	73-1612389
(State of Incorporation)	(Address of principal executive offices, including Zip Code)	(I.R.S. Employer Identification No.)

KERR-McGEE CORPORATION

2005 LONG TERM INCENTIVE PLAN

(Full Title of the Plan)

Gregory F. Pilcher, Esq.

Senior Vice President, General Counsel and Secretary

Kerr-McGee Corporation

123 Robert S. Kerr

Oklahoma City, Oklahoma 73102

(name and address of agent for service)

(405) 270-1313

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration fee(3)
Common Stock par value $1.00 per share (including the associated preferred share purchase rights)	10,000,000	$76.81	$768,100,000	$90,406

(1)            Each share of common stock registered hereunder includes an associated preferred stock purchase right.  Until the occurrence of certain prescribed events, none of which has occurred, the preferred stock purchase rights are not exercisable, are evidenced by certificates representing the common stock, and may be transferred only with the common stock.  No separate consideration is payable for the preferred stock purchase rights, and no additional registration fee is payable with respect to such preferred stock purchase rights.

(2)            Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) based upon the average high and low prices of the common stock as reported on the New York Stock Exchange on July 21, 2005.

(3)            Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: Proposed maximum aggregate offering price multiplied by 0.0001177.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Information required to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Part I of Form S-8, is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The following documents filed by or to be filed by the Registrant with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)  Kerr-McGee Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 14, 2005;

(b)  Kerr-McGee Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2005, filed on May 10, 2005;

(c)  Kerr-McGee Corporation’s current reports on Form 8-K filed since December 31, 2004, excluding, in each case, any information furnished pursuant to Item 7.01 or Item 2.02 of any current report on Form 8-K;

(d)  Amendment No. 1 to Kerr-McGee Corporation’s Registration Statement on Form S-4 (file no. 333-114886) filed on May 18, 2004 (only with respect to the description of Kerr-McGee capital stock and the rights of Kerr-McGee stockholders contained therein); and

(e)  Any future filings Kerr-McGee Corporation will make with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until the offering is completed, excluding, in each case, any information furnished pursuant to Item 7.01 or Item 2.02 of any current report on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.            Description of Securities.

Not applicable.

Item 5.            Interests of Named Experts and Counsel.

Gregory F. Pilcher, Senior Vice President, General Counsel and Corporate Secretary to the Registrant, is issuing the Opinion of Counsel relating to this Registration Statement and owns shares in the Company.

Item 6.            Indemnification of Directors and Officers.

Article Seventh of the Amended and Restated Certificate of Incorporation of the Registrant, as amended, and Article XXII of the Amended and Restated ByLaws of the Registrant, provide for indemnification of officers, directors and employees of the Registrant to the extent authorized by the General Corporation Law of the State of Delaware.  Pursuant to Section 145 of the Delaware General Corporation Law, the Registrant generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.  With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate.  In addition, a corporation has the power to purchase and maintain insurance for such persons.  The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement vote of stockholders or disinterested directors, or otherwise.

Article Seventh of the Amended and Restated Certificate of Incorporation of the Registrant, as amended, contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law, limiting the personal monetary liability of directors for breach of fiduciary duty as a director.  The Registrant’s Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law provide that such provision does not eliminate or limit liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper benefit.

The above discussion of the Registrant’s Amended and Restated Certificate of Incorporation, Amended and Restated ByLaws and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by the Registrant’s Amended and Restated Certificate of Incorporation, Amended and Restated ByLaws and the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, referred to as the Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.            Exemption from Registration Claimed.

Not applicable.

Item 8.            Exhibits.

The following exhibits are filed herewith and are incorporated by reference as part of this Registration Statement:

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4/A filed on June 18, 2001).

4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 12, 2005).

4.3	Amended and Restated ByLaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the current report on Form 8-K filed on April 14, 2005).

4.4

Rights Agreement, dated as of July 26, 2001, by and between the Registrant and UMB Bank, N.A. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed on July 27, 2001).

4.5

First Amendment to Rights Agreement, dated as of July 30, 2001, by and between the Registrant and UMB Bank, N.A. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A/A filed on August 1, 2001).

4.6	The Kerr McGee Corporation 2005 Long Term Incentive Plan (incorporated herein by reference to Exhibit C to the Registrant’s Schedule 14A on Form DEF 14A filed on April 1, 2005.)

*5.1	Opinion of Gregory F. Pilcher, Senior Vice President, General Counsel and Corporate Secretary of the Registrant, as to the legality of the Common Stock being registered.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Gregory F. Pilcher (Contained in Exhibit 5.1).

*23.3	Consent of Ryder Scott Company, L.P.

*23.4	Consent of Netherland, Sewell & Associates, Inc.

*24.1	Power of Attorney for Luke R. Corbett.

*24.2	Power of Attorney for William E. Bradford.

*24.3	Power of Attorney for Sylvia A. Earle.

*24.4	Power of Attorney for David C. Genever-Watling.

*24.5	Power of Attorney for Martin C. Jischke.

*24.6	Power of Attorney for Leroy C. Richie.

*24.7	Power of Attorney for William F. Wallace.

*24.8	Power of Attorney for Farah M. Walters.

*24.9	Power of Attorney for Ian L. White-Thomson.

*              Filed herewith; all other exhibits previously filed.

Item 9. Undertakings.

A.            The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 25th day of July, 2005.

KERR - McGEE CORPORATION

By:	/s/ John M. Rauh
Name: John M. Rauh
Title: Vice President and Controller

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board, Chief	July 25, 2005
Luke R. Corbett	Executive Officer and Director

/s/ Robert M. Wohleber	Senior Vice President and Chief	July 25, 2005
Robert M. Wohleber	Financial Officer

/s/ John M. Rauh	Vice President, Controller and Chief	July 25, 2005
John M. Rauh	Accounting Officer

*	Director	July 25, 2005
William E. Bradford

*	Director	July 25, 2005
Sylvia A. Earle

*	Director	July 25, 2005
David C. Genever-Watling

*	Director	July 25, 2005
Martin C. Jischke

*	Director	July 25, 2005
Leroy C. Richie

*	Director	July 25, 2005
William F. Wallace

*	Director	July 25, 2005
Farah M. Walters

*	Director	July 25, 2005
Ian L. White-Thomson

*By:	/s/ John M. Rauh

John M. Rauh hereby signs this registration statement on July 25, 2005, on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed as an exhibit to this registration statement.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4/A filed on June 18, 2001).

4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 12, 2005).

4.3	Amended and Restated ByLaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the current report on Form 8-K filed on April 14, 2005).

4.4

Rights Agreement, dated as of July 26, 2001, by and between the Registrant and UMB Bank, N.A. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed on July 27, 2001).

4.5

First Amendment to Rights Agreement, dated as of July 30, 2001, by and between the Registrant and UMB Bank, N.A. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A/A filed on August 1, 2001).

4.6	The Kerr McGee Corporation 2005 Long Term Incentive Plan (incorporated herein by reference to Exhibit C to the Registrant’s Schedule 14A on Form DEF 14A filed on April 1, 2005.)

*5.1	Opinion of Gregory F. Pilcher, Senior Vice President, General Counsel and Corporate Secretary of the Registrant, as to the legality of the Common Stock being registered.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Gregory F. Pilcher (Contained in Exhibit 5.1).

*23.3	Consent of Ryder Scott Company, L.P.

*23.4	Consent of Netherland, Sewell & Associates, Inc.

*24.1	Power of Attorney for Luke R. Corbett.

*24.2	Power of Attorney for William E. Bradford.

*24.3	Power of Attorney for Sylvia A. Earle.

*24.4	Power of Attorney for David C. Genever-Watling.

*24.5	Power of Attorney for Martin C. Jischke.

*24.6	Power of Attorney for Leroy C. Richie.

*24.7	Power of Attorney for William F. Wallace.

*24.8	Power of Attorney for Farah M. Walters.

*24.9	Power of Attorney for Ian L. White-Thomson.

*              Filed herewith; all other exhibits previously filed.